UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of principal executive offices)	(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scripps Networks Interactive, Inc. (the “Company”) entered into Amendment No. 2 to its employment agreement with Joseph G. NeCastro, Chief Financial Officer and Administrative Officer effective November 13, 2013. The amendment provides that Mr. NeCastro will not be entitled to any severance benefits in the event that his employment with the Company terminates on or after the December 31, 2016 expiration date of his employment agreement or any renewal thereof. In addition, the amendment provides for the grant to Mr. NeCastro on November 13, 2013 of 45,692 restricted share units under the Company’s 2008 Long-Term Incentive Plan, as amended, that will vest on December 31, 2016 provided Mr. NeCastro remains in the continuous employment of the Company through that date. Vesting of all of the restricted share units granted to Mr. NeCastro on November 13, 2013 will accelerate upon the involuntarily termination of his employment (termination without cause or for good reason) or upon a change in control of the Company. Mr. NeCastro will forfeit the unvested portion of the awards upon voluntary termination of his employment (without good reason).

The foregoing summary of the employment agreement amendment is qualified in its entirety by reference to the full text of the employment agreement amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Employment Agreement between the Company and Joseph G. NeCastro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: November 19, 2013	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer and Corporate Secretary

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